UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

ANAPLAN, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-38698	27-0897861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.0001 par value	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2022, Anaplan, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 2, 2022, as amended and supplemented. A total of 150,476,816 shares of the Company’s common stock were entitled to vote at the close of business on April 26, 2022, the record date for the Special Meeting, and approximately 100,566,103 shares of the Company’s common stock issued and outstanding were present or represented by proxy at the Special Meeting, representing approximately 66.83% of those shares entitled to vote, which constituted a quorum.

Each of the proposals upon which the Company’s stockholders voted at the Special Meeting, and the final, certified results reported by the Company’s independent inspector of elections, Broadridge Financial Solutions, Inc., are set forth below.

1.

Proposal to adopt the Agreement and Plan of Merger, dated as of March 20, 2022, as amended by that certain Amendment to the Agreement and Plan of Merger, dated as of June 6, 2022 (the “Merger Agreement”), by and among Anaplan Holdings, LLC (f/k/a Alpine Parent, LLC), a Delaware limited liability company (“Parent”), Alpine Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and the Company, providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
99,474,895	768,407	322,801	0

Based on the votes set forth above, the Merger Proposal was approved by the Company’s stockholders at the Special Meeting.

2.

Proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

For	Against	Abstain	Broker Non-Votes
94,906,517	5,316,068	343,518	0

This proposal was approved by the Company’s stockholders at the Special Meeting.

3.	Non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the Merger (the “Compensation Proposal”).

For	Against	Abstain	Broker Non-Votes
91,863,102	5,907,498	2,795,503	0

Based on the votes set forth above, the Compensation Proposal was approved by the Company’s stockholders at the Special Meeting.

The proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting was rendered moot in light of the approval of the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPLAN, INC.

DATE: June 22, 2022	By:	/s/ Gary Spiegel
	Name:	Gary Spiegel
	Title:	General Counsel and Senior Vice President